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                                                                   EXHIBIT 10.78

                                                            AGREEMENT NO. 500155

                            FALCONSTOR SOFTWARE, INC.
                           SOLUTION PROVIDER AGREEMENT

THIS SOLUTION PROVIDER AGREEMENT ("Agreement") is made and entered into on May 7, 2003 (the "Effective Date") between FALCONSTOR SOFTWARE, INC. ("FalconStor"), a Delaware Corporation with its principal offices at 125 Baylis Rd., Suite 140, Melville, NY 11747 USA, and MTI Technology Corporation ("Solution Provider"), a Delaware corporation with its principal offices at 14661 Franklin Avenue, Tustin, CA 92780.

The parties agree as follows:

1.       SCOPE OF AGREEMENT

This Agreement provides for the marketing and distribution by Solution Provider of the FalconStor software products ("Products" as defined below) and identified on one or more Exhibits attached to this Agreement.

2.       DEFINITIONS

         "Demonstration Software" means the commercially available Products listed in Exhibit I that are used internally by Solution Provider. Demonstration Software includes any Maintenance Releases and New Versions thereof provided by FalconStor to Solution Provider under this Agreement.

         "Documentation" means technical documents and manuals relating to the end use of the Products. "End User" means a third party licensed to use the Products internally and not for redistribution.

         "End User Agreement" means FalconStor's then standard shrink-wrapped license agreement pursuant to which an End User may use a Product distributed by Solution Provider pursuant to this Agreement.

         "First Level Support" means a level of technical support that shall be substantially similar to FalconStor's first level support services as described in FalconStor's then current Client Support Handbook.

         "Intellectual Property" means all property, whether in the form of designs, formulas, procedures, methods, apparatus, ideas, inventions, creations, improvements, works of authorship, or other similar material, subject to protection under patent, copyright or trade secret law, or any other statutory provision or common law doctrine.

         "Maintenance Releases" means product temporary fixes, error corrections, work-arounds and corrections made available by FalconStor to supported End Users of the Products, but does not include new products available from FalconStor for an additional fee.

         "New Versions" means a new version of the Products containing new features or functions as well as error corrections, but does not include new products available from FalconStor for an additional fee.

         "Operating Environments" means the hardware platform and operating system combinations that correspond to specific versions of the Products generally available from FalconStor.

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         "Products" means all or any portion of the commercially available software products specified in Exhibit I together with related Documentation and all corrections, Maintenance Releases and New Versions thereof.

         "Second Level Support" means technical support for the Products provided by FalconStor to Solution Provider as set forth in Section 10(b) of this Agreement.

         "Term" means the period set forth in Section 12 of this Agreement.

         "Territory" means the geographic region described in the Exhibit VI to this Agreement.

         "Upgrade" means a revision of the Product that includes enhancements that increase performance, increase functionality or add features, for which FalconStor charges a license fee.

3.       APPOINTMENT AND GRANT OF LICENSES

a. APPOINTMENT. During the Term and subject to the terms and conditions of this Agreement, FalconStor hereby grants to Solution Provider, and Solution Provider hereby accepts, the non-exclusive, non-transferable right and license to distribute the Products to End Users in the Territory. The Products shall be distributed by Solution Provider under FalconStor's trademarks. FalconStor expressly reserves the right from time to time, in its sole discretion and without liability to Solution Provider, to: (i) appoint other Solution Providers, distributors or other third parties to solicit and make sales directly, both nationally and internationally, including, without limitation, within the Territory; (ii) modify the Territory upon giving Solution Provider thirty (30) days prior written notice of such modification, and; (iii) license, distribute or sell any Products directly to End Users or in any other channel of distribution within or without the Territory. FalconStor reserves the right to review and update the Products subject to this Agreement and the supported Operating Environments at any time upon 30 days notice to Solution Provider.

b. DEMONSTRATION LICENSES. Solution Provider will be granted Demonstration Software to use in a lab or test environment and for demonstration purposes for Solution Provider's clients. Solution Provider must complete FalconStor's then standard registration process for each copy of the Demonstration Software. Demonstration Software may not be used by Solution Provider for production purposes or transferred or sublicensed to any third party.

c. INTERNAL USE. Solution Provider will be granted a license to use FalconStor's products to run in a production environment at a discounted rate. As a condition to such use, Solution Provider must follow FalconStor's current registration process, which will enable technical support.

4. LICENSE AND DISTRIBUTION LIMITATIONS. The licenses and the distribution rights granted in Section 3 are subject to the following limitations:

a. Solution Provider shall require each End User who has licensed the Products to acknowledge and agree to FalconStor's standard End User license agreement as provided by FalconStor to Solution Provider from time to time. FalconStor must approve any modifications to the standard End User license agreement.

b. Solution Provider shall not (nor shall it permit any third party to) directly or indirectly: (i) copy or manufacture the Products or any portion thereof, (ii) reverse engineer, decompile, disassemble or otherwise attempt to derive the source code of the Products; (iii) encumber, time-share, rent or

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         lease or assign the rights granted by this Agreement; or (iv) adapt, translate, port or otherwise modify, except as permitted under the terms of this Agreement, any Products.

c. Solution Provider shall respect and not remove, obliterate, or cancel from view any copyright, trademark or confidentiality notice or legend appearing on the Products, its media, the Documentation, or output generated by such Products, or any portion thereof.

d. Except as agreed by FalconStor in writing, Solution Provider shall not have any right to establish or to appoint any sub-Solution Providers or sub-dealers of the Products, nor shall Solution Provider allow any third party to sublicense, copy, assign, transfer or distribute the Products.

e. Solution Provider shall be solely responsible for compliance with any laws, rules, or regulations governing the export, re-export, import or use of the Products, including, without limitation, the procurement and renewal of all export, re-export or import licenses or approvals required under U.S. or any foreign law for the export, re-export, import or use of the Products or any portion thereof, and shall pay all costs and other expenses in connection with such procurement and renewal. Solution Provider acknowledges that restrictions imposed by U.S. government agencies on the export of software are subject to change without notice and that Solution Provider shall be solely responsible for compliance with all such export restrictions. Solution Provider agrees to indemnify FalconStor and hold FalconStor harmless for any violation of any statute, rule or regulation regarding the export of the Products.

f. The Products are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions set forth in subparagraph (c)(l)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and in subparagraphs (a) through
         (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19, and in similar clauses in the NASA FAR Supplement, when applicable, and the successor statutes thereto. Solution Provider shall take all necessary steps to assure that FalconStor obtains full protection of its intellectual property rights under these provisions. Solution Provider shall affix (if not already affixed) to any media containing all or any portion of the Product provided to the Government a restricted rights legend substantially similar to the following:
         "This Program is provided with Restricted Rights. Use, duplication or disclosure by the Government is subject to the restrictions set forth in DFARs 252.227-7013 (c) (1) (ii) and 48 CFR 52.227-19 (c) (1) and (2)
         or applicable successor provisions."

5.       COMPLIANCE WITH LAWS

a. Solution Provider will, at its expense, obtain and maintain all governmental authorizations, registrations and filings that may be required under the laws of the Territory to execute or to perform this Agreement. Solution Provider will consult FalconStor and obtain FalconStor's prior written approval before registering this Agreement with any government authorities. Solution Provider will otherwise comply with all laws, regulations and other legal requirements that apply to this Agreement, including tax and foreign exchange legislation and will promptly notify FalconStor of any change in legislation that may affect Solution Provider's performance of this Agreement.

b. Solution Provider will not use any payment or other benefit derived from FalconStor to offer, promise or pay any money, gift or any other thing of value to any person for the purpose of influencing official actions or decisions affecting this Agreement, while knowing or having reason to know that any portion of this money, gift or thing will, directly or indirectly, be given, offered or promised to an employee, officer or other person acting in an official capacity for any government or agency or any political party, party official or candidate for political office.

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6.       RESERVATION OF RIGHTS

         All rights not expressly granted to Solution Provider under this Agreement are reserved to FalconStor.

7.       MARKETING

         Solution Provider shall use reasonable efforts to actively promote the Products, and shall maintain the formal name of the Products (with appropriate trademark designations) in all advertising and other printed materials relating to the Products. All marketing efforts shall conform to FalconStor's Graphics/Logos Design Standards, available at www.falconstor.com/logousage.asp. FalconStor reserves the right to require Solution Provider to furnish to FalconStor in advance for review and approval any and all promotional, advertising and other materials which refer to the Products or which use or display any trademark, service mark, logo or trade name of FalconStor. FalconStor also reserves the right to require Solution Provider to discontinue use of any promotional, advertising or other materials referring to FalconStor or the Products.

8.       ORDERS

a. Solution Provider shall fax purchase orders to (632) 501-7633 (each an "Order").

         (i) FalconStor reserves the right to change the fax number for Orders on five (5) days written notice to Solution Provider.

         (ii) Solution Provider acknowledges that it is FalconStor's intent to require all Orders to be placed online in the future and agrees to convert to an online ordering process at FalconStor's request.

b. Each Order shall be subject to acceptance by FalconStor. Solution Provider shall provide FalconStor with such information as FalconStor may require about how a prospective End User proposes to use the Products, including, but not limited to, the number of CPU(s) on an Application Server on which the Products will be operated by End User. FalconStor reserves the right to require Solution Provider to register and to provide additional information regarding each End User with its Orders. Solution Provider understands and agrees that FalconStor may delay or withhold issuance of authorization keys for the Products in the event Solution Provider or its End User fails to provide the necessary information to issue the authorization key. No provisions in Solution Provider's purchase orders, license agreements or in any other business forms employed by Solution Provider shall add to or supersede the terms and conditions of this Agreement, which shall exclusively govern the relationship of the parties.

c. All Orders for the Products (or any Upgrade) shall be pursuant to a Solution Provider registration of Product. In addition to any other right or remedy, FalconStor may, at its option, refuse any Order placed by Solution Provider, or any accepted order or delay shipment thereof, if Solution Provider is delinquent in any payments to FalconStor or if Solution Provider is otherwise in breach of this Agreement.

d. Upon receipt of Orders from Solution Provider that comply with all requirements of this Agreement, FalconStor will, unless Solution Provider is delinquent in its payments or in breach of its agreements with FalconStor, make reasonable efforts to fill all orders for the Products and issue associated authorization keys electronically to Solution Provider or its End Users. FalconStor shall

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         not be liable to Solution Provider, or to any other person, for
         FalconStor's failure to fill any Orders, or for any delay in delivery or in filling any Orders for any reason whatsoever.

e. Unless otherwise agreed, all Products shall be shipped by FalconStor FOB the point of shipment to Solution Provider at Solution Provider's address set forth above or such other address in the Territory as Solution Provider may notify FalconStor as its delivery address WHICH MAY INCLUDE THE END USER ADDRESS. FalconStor will select the appropriate method of shipment and will obtain all licenses required to export the Products from the country of origin. Solution Provider will
         (i) obtain all licenses required to import the Products; (ii) clear the Products through customs promptly upon their arrival in the Territory; and (iii) pay all shipping costs, customs duties and other charges assessed on such imports into the Territory, if applicable. Solution Provider shall be responsible for shipment to its customers.

f. Solution Provider shall complete and maintain the information requested on Exhibit V regarding contacts for marketing and pricing. No Product will be shipped unless Exhibit V is filled out. Notices from FalconStor regarding marketing and pricing will be deemed received by Solution Provider if addressed to the individuals identified on Exhibit V at the e-mail addresses listed thereon. It is Solution Provider's responsibility to update Exhibit V if it wishes to change a contact or an address.

9.       REPRESENTATIONS BY SOLUTION PROVIDER

         Solution Provider shall not make (i) any representation or warranty whatsoever on behalf of FalconStor; (ii) any representation or warranty concerning the quality, performance or other characteristics of the Products other than those which are consistent in all respects with, and do not expand the scope of, the warranties set forth in this Agreement; or (iii) any commitment to modify any of the Products.

10.      CUSTOMER SUPPORT

a. SOLUTION PROVIDER FIRST LEVEL SUPPORT. If Solution Provider is authorized by FalconStor in writing to provide First Level Support for all or any of the Products, Solution Provider shall ensure that___2_ number of employees complete the required minimum training for each of the Products and Operating Environments as necessary to be certified by FalconStor as an authorized provider of First Level Support services. If Solution Provider provides First Level Support, it shall provide First Level Support substantially similar to that described in the FalconStor Client Support Handbook, attached hereto as Exhibit II. FalconStor may provide First Level Support and other support services directly to End Users, but shall not have any obligation to do so unless the End User has registered for the product and has entered into a maintenance agreement directly with Solution Provider or FalconStor.

b. SECOND LEVEL SUPPORT. FalconStor shall provide Solution Provider with Second Level Support (in accordance with FalconStor's Client Support Handbook) from FalconStor's North American support centers, or, at FalconStor's sole discretion, from other FalconStor worldwide support centers, for Products properly licensed to Solution Provider's End Users who have also purchased technical support for the Products, and provided that Solution Provider follows the following procedures:

         (i) Solution Provider shall dedicate _2_ technical staff members to the Product. These technical staff members shall be qualified and trained in the Products and shall review all reported errors to determine if the error occurs in the Products or in other hardware or

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                  software products not supplied by FalconStor. If Solution
                  Provider determines that the error occurs in the Products, Solution Provider may then submit the error to FalconStor.

         (ii) Solution Provider shall submit detailed descriptions of any reported errors. If FalconStor is not able to replicate the error, Solution Provider shall provide any additional information required by FalconStor (which may include a sample program enabling FalconStor to replicate the error). Solution Provider will also make its personnel available to assist in problem identification and resolution.

c. NON-CONTRACTED SECOND LEVEL SUPPORT. FalconStor shall make available Second Level support to the Solution Provider on an "Individual Premium Incident" basis in accordance with its then published price list for support calls placed outside the End User contracted support hours. Solution Provider shall not be entitled to a discount on such support.

d. END USER HANDBOOK. FalconStor's Client Support Handbook for End Users is attached hereto as Exhibit III. This handbook describes how End Users may receive support for the Products from FalconStor.

11.      LICENSE AND UPGRADE FEES

         The price charged by FalconStor to Solution Provider for licenses of the Products acquired by Solution Provider from FalconStor during the term of this Agreement shall be the then prevailing suggested list price for the version of the Product (or Upgrade) ordered by Solution Provider, less the discount then available to Solution Provider under
         Exhibit I. Alternatively, Solution Provider may elect to acquire Product licenses from a distributor of the Products that is authorized by FalconStor to distribute the Products to Solution Providers ("Authorized Distributor"). If Solution Provider elects to purchase Product licenses from an Authorized Distributor, the prices, payment and shipment terms and other commercial terms shall be agreed between Solution Provider and the Authorized Distributor.

12.      TERM

         The Initial Term of this Agreement shall commence on the Effective Date and shall continue for a period of twelve (12) months from such date, unless sooner terminated as hereinafter provided. After the Initial Term, this Agreement may be renewed on an annual basis if mutually agreed by both parties in writing prior to the end of the Term. "Term" shall mean the Initial Term together with any agreed renewal periods.

13.      PAYMENTS

a.       Terms of payment on all invoices from FalconStor shall be net thirty
         (45) days. All payments shall be made in US Dollars.

b. All prices listed in Exhibit I are exclusive of all taxes, including customs duties, import taxes and sales, use or value added taxes where applicable. Upon presentation of invoices by FalconStor, Solution Provider shall pay any and all applicable tariffs, duties or taxes (other than franchise and income taxes for which FalconStor is responsible) imposed or levied by any government or agency, including, without limitation, federal, state and local sales, use, value added and personal property taxes. Any claimed exemption from such tariffs, duties or taxes must be supported by a tax exemption certificate and other proper documentary evidence delivered to FalconStor.

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c.       If Solution Provider is legally required to withhold any income or remittance tax from amounts payable to FalconStor, then (i) Solution Provider will promptly notify FalconStor, (ii) the amount payable will be automatically increased to the full extent required to offset such tax, so that the amount remitted to FalconStor net of all taxes, equals the amount stated in the invoice, and (iii) Solution Provider will provide FalconStor with the official receipt of payment of such taxes to the appropriate taxing authority. Solution Provider will be responsible for payment of any withholding taxes and shall indemnify and hold FalconStor harmless from and against any claim for unpaid withholding taxes, interest and penalties, which may be claimed by the applicable tax authorities relating to payment of such taxes.

d. Solution Provider shall attach all applicable resale certificate(s) to this Agreement. If resale certificate(s) is not attached, FalconStor will be required to charge sales tax on orders.

e. Solution Provider shall submit payment reports including Point of Sales ("POS") information or reports within twenty (20) days from the last day of each quarter. The POS report shall be transmitted electronically and shall identify, for the relevant quarter, all sales by country, state or other local subdivision, customer, dollar amount and SKU. The POS report shall separately identify any maintenance or support sold for the Products.

14.      AUDIT RIGHTS

         FalconStor shall have the right, during the Term and for two (2) years thereafter, in each case with advance notice and during regular business hours, to request that audits of Solution Provider be conducted by an independent, third party auditor selected by FalconStor. Such audit shall be of the records of Solution Provider with respect to the Products, for the purpose of verifying the licenses used by Solution Provider or its End Users and the maintenance and support services provided by Solution Provider. Such audits shall be conducted in such a way as to minimize interference with Solution Provider's normal business operations, and be no more frequently than two (2) times per year. If any such audit should disclose any underpayment by Solution Provider, Solution Provider shall promptly pay FalconStor the amount of the underpayment, together with interest at a rate of one-and-one-half percent (1-1/2%) per month or the highest rate allowed by law, whichever is lower, from the date on which such amount became due to FalconStor from Solution Provider. If the underpayment amount is more than five percent (5%) of the amount due for the relevant period, Solution Provider shall pay FalconStor's costs and expenses for such audit.

15.      PROPRIETARY INFORMATION AND NON-DISCLOSURE

a. FalconStor (or its licensors) retains ownership of all Intellectual Property rights and know-how in and relating to the Products. The Products, the Documentation and other proprietary information provided by FalconStor to Solution Provider hereunder contain and constitute trade secrets, information and data proprietary to and copyrighted by FalconStor. Neither Solution Provider nor its employees shall use or allow such information or data to be disclosed to third parties or duplicated except as expressly allowed in this Agreement. Any customizations, enhancements, improvements, translations, derivative works or other modifications of the Products (collectively, "Modifications") made by Solution Provider shall be deemed to be works made for hire and shall belong to FalconStor and FalconStor shall have all right, title and intellectual property interest to such work. To the extent that copyright title to any Modifications may not, by operation of law, vest in FalconStor, or such Modifications may not be considered works made for hire, all right, title and interest therein are hereby and with no further action of Solution Provider required, irrevocably assigned to FalconStor. The copyright to all such Modifications shall belong exclusively to FalconStor, with FalconStor having the right to obtain and to hold in its own name or the name of its nominee all copyrights and any extensions and renewals thereof. Solution Provider agrees to

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         give FalconStor and any person designated by FalconStor any reasonable assistance, at FalconStor's expense, to perfect the copyright defined in this paragraph and to assign such rights to any affiliate of FalconStor, including without limitation by executing and delivering all such instruments and documents as FalconStor may deem necessary or desirable in connection therewith. Solution Provider shall ensure that it has sufficient contractual agreements with its employees and independent contractors to ensure that the copyright to the Modifications may be assigned to FalconStor. FalconStor shall have no obligation to support any customizations, extensions or modifications made to the Products by any third party unless otherwise agreed by FalconStor in writing.

b. Solution Provider acknowledges that Solution Provider's failure to comply with the provisions of this Section shall result in irreparable harm to FalconStor for which a remedy at law would be inadequate, and therefore, in the event of the breach, or threatened breach by Solution Provider of its obligations under this Section, FalconStor shall be entitled to equitable relief in the form of specific performance and/or an injunction, without the posting of any bond, for any such actual or threatened breach, in addition to the exercise of any other remedies at law or in equity.

c. During the term of this Agreement, Solution Provider is authorized by FalconStor to use the trademarks, trade names, logos, and designations used by FalconStor for Products only in connection with Solution Provider's advertisement and promotion of Products. All use of FalconStor's trademarks, trade names, logos and designations shall be in accordance with FalconStor's Graphics/Logos Design Standards, available at www.falconstor.com/logousage.asp. FalconStor reserves the right to require Solution Provider to submit to FalconStor for its prior approval any and all advertising and sales literature of Solution Provider which refer to FalconStor or include any of FalconStor's marks. If FalconStor has not notified Solution Provider of its disapproval of such materials within five (5) business days of receipt, the materials shall be deemed approved. Solution Provider shall make all modifications to the materials deemed necessary by FalconStor to protect the goodwill of FalconStor's marks. Solution Provider acknowledges and agrees that FalconStor is the owner of its marks and that all goodwill arising out of Solution Provider's use of the FalconStor's marks pursuant to this Agreement shall inure to FalconStor. Solution Provider shall not at any time or in any way indicate ownership of or any right in the FalconStor's marks. Solution Provider's right to use the FalconStor's marks shall immediately cease upon termination or expiration of this Agreement except as may be agreed upon by the parties regarding Solution Provider's disposal of inventory of Products at the time of termination or expiration. Solution Provider shall at all times conduct business only under its own name and may not use FalconStor's marks as part of its business name. Solution Provider shall not register or apply for registration of any of FalconStor's marks or any name or mark that incorporates any of FalconStor's marks anywhere in the world. FalconStor reserves the right to require Solution Provider to discontinue the use of any advertising or marketing materials relating to FalconStor, the trademarks, names or logos, or the Products.

16.      LIMITED WARRANTY

a. Both parties represent and warrant that they have the right to enter into this Agreement. FalconStor warrants that the then current, unmodified version of the Products will substantially perform the functions or generally conform to the then current version of their published Documentation for a period of ninety (90) days from delivery to the End User. If it is determined that the Products do not perform as warranted, FalconStor's only responsibility will be to use reasonable efforts, consistent with industry standards, to cure the defect. FalconStor does not represent that the Products are error free or will satisfy all of Solution Provider's or its End User's requirements. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, ALL OTHER WARRANTIES,

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         CONDITIONS AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, VERBAL,
         STATUTORY OR OTHERWISE, AND WHETHER ARISING UNDER THIS AGREEMENT OR OTHERWISE ARE HEREBY EXCLUDED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. FALCONSTOR SHALL NOT BE BOUND BY OR LIABLE FOR ANY REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, WITH RESPECT TO THE PRODUCTS MADE BY SOLUTION PROVIDER OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES.

b. Except for the Indemnification set forth below in Section 17(a), FalconStor's maximum liability for damages under this Agreement (regardless of the form of action, whether in contract or tort) shall not exceed the amount paid by Solution Provider to FalconStor for the Products or services as to which the claim relates.

c. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR REVENUE OR DATA OR INFORMATION LOSS, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, IN THE PERFORMANCE OF THIS AGREEMENT, OR RELATED TO THE PRODUCTS, MAINTENANCE RELEASES, OR NEW VERSIONS, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT TO THE EXTENT THAT DAMAGES FOR BREACH OF CONFIDENTIALITY OR PATENT, COPYRIGHT OR TRADE SECRET INFRINGEMENT ARE DEEMED TO BE CONSEQUENTIAL IN NATURE. IN ANY EVENT, THE LIABILITY OF FALCONSTOR TO SOLUTION PROVIDER FOR ANY REASON AND UPON ANY CAUSE OF ACTION OR CLAIM SHALL BE LIMITED TO THE LICENSE FEES PAID TO FALCONSTOR BY SOLUTION PROVIDER UNDER THIS AGREEMENT. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION OR CLAIMS IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, CLAIMS FOR FAILURE TO EXERCISE DUE CARE IN THE PERFORMANCE OF SERVICES HEREUNDER AND OTHER TORTS. BOTH PARTIES UNDERSTAND AND AGREE THAT THE REMEDIES, EXCLUSIONS AND LIMITATIONS HEREIN ALLOCATE THE RISKS OF PRODUCT AND SERVICE NONCONFORMITY BETWEEN THE PARTIES AS AUTHORIZED BY THE UNIFORM COMMERCIAL CODE AND/OR OTHER APPLICABLE LAWS. THE LICENSE FEES HEREIN REFLECT, AND ARE SET IN RELIANCE UPON, THIS ALLOCATION OF RISK AND THE EXCLUSION OF CONSEQUENTIAL DAMAGES AND LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT. THIS EXCLUSION ALSO INCLUDES ANY LIABILITY THAT MAY ARISE OUT OF THIRD-PARTY CLAIMS AGAINST SOLUTION PROVIDER. ANY ACTION BY A PARTY MUST BE BROUGHT WITHIN THE EARLIER OF TWO (2) YEARS AFTER SUCH PARTY OBTAINS KNOWLEDGE OF THE FACTS LEADING TO SUCH ACTION AND THE APPLICABLE STATUTE OF LIMITATIONS.

17.      INDEMNIFICATION

a. FalconStor at its expense, shall defend any action brought against Solution Provider to the extent that it is based on a claim that any Product infringes a third party's copyright or a patent duly issued by the United States of America. FalconStor shall pay all damages and costs finally awarded against Solution Provider in such action, provided that FalconStor is notified in writing of the existence of such claim against Solution Provider within seven (7) days of Solution Provider's first learning of the same; and provided that FalconStor is given full authority to control the defense, costs and settlement of the claim and that FalconStor receives reasonable cooperation and

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

         assistance from Solution Provider. FalconStor will not be obligated to defend or otherwise indemnify Solution Provider in any lawsuit or as to any claim which arises from or relates to any combination of the Product with another product not supplied by FalconStor, or if such claim is based upon a use of the Product for a purpose for which it was not designed or if the Product has been modified by any party other than FalconStor. In lieu of the foregoing indemnification obligations, FalconStor shall have the option, at its expense, either to procure for an End User the right to continue using the Product or to replace or modify the Product so that it is no longer infringing, or, if such options are not reasonably available, to refund to Solution Provider the amount actually paid by Solution Provider to FalconStor for the Product. The foregoing states the entire obligation of FalconStor with respect to the infringement of intellectual property rights of any third party.

b. Solution Provider shall indemnify and hold FalconStor harmless from and against all claims, judgments, awards, costs, expenses, damages and liabilities (including reasonable attorneys' fees) of whatsoever kind and nature that may be asserted, granted or imposed against FalconStor directly or indirectly arising from or in connection with (i) any claims that any software supplied by Solution Provider (other than any unmodified Products provided by FalconStor) infringes any third party intellectual property rights; (ii) any misrepresentation made by Solution Provider regarding FalconStor or the Products; and (iii) any warranty, condition, representation, guarantee or indemnity granted by Solution Provider with respect to the Products in addition to the limited warranty specified in the Section 16 of this Agreement titled "Limited Warranty."

18.      DEFAULT AND TERMINATION

a. Either party may terminate this Agreement, with or without cause, on thirty (30) days written notice to the other party.

b. If Solution Provider fails to pay any sum of money due and owing under this Agreement within ten (10) days of written notice thereof from FalconStor, FalconStor shall have the right to terminate this Agreement without further notice to Solution Provider. If either party breaches any of the terms, conditions or provisions of this Agreement, and fails to cure such breach within thirty (30) days after written notice thereof, the other party shall have the right to terminate this Agreement without any further notice.

c. FalconStor shall also have the right to terminate this Agreement immediately and cancel any unfilled portion of it if (i) Solution Provider ceases business, files for bankruptcy or becomes bankrupt or insolvent, or enters into any arrangement or composition with its creditors or if a receiver is appointed to direct the business of Solution Provider, (ii) Solution Provider attempts to sell or assign, or sells or assigns any or all of its rights, duties or obligations under this Agreement, or the Agreement itself, to any person or entity, in whole or in part, whether by assignment, merger, transfer of assets, sale of stock, operation of law or otherwise, without FalconStor's prior written consent; (iii) Solution Provider violates any of the conditions of Section 15; or (iv) there is a sale or transfer, whether by operation of law or otherwise, of the direct or indirect control of Solution Provider.

d. If this Agreement expires or is terminated by either party, for any reason, Solution Provider will immediately pay all sums due and owing to FalconStor. All Product licenses properly distributed by Solution Provider shall survive termination of this Agreement. Upon the expiration or termination of this Agreement, all rights and licenses to use and distribute the Products granted by FalconStor to Solution Provider will immediately cease and Solution Provider shall cooperate with FalconStor. to terminate relations in an orderly manner.

e. Upon termination of this Agreement, Solution Provider shall immediately cease to use any documentation or advertising identifying it as a Solution Provider or representative of FalconStor or the Products.

f. In the event of a party's uncured breach of this Agreement, the non-breaching party may, in addition to the right to withhold its performance under and/or terminate this Agreement, avail itself of all other rights, remedies and causes of action available at law, in equity or otherwise, against such party for damages as a result of such breach. Unless otherwise provided in this Agreement, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy.

g. Solution Provider will not be entitled under local law or otherwise to receive any payment from FalconStor whether for actual, indirect, special or consequential damages, costs or expenses as a result of expiration or termination of this Agreement, all of which Solution Provider expressly waives. SOLUTION PROVIDER ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, UNDERSTANDS THE TERMS UTILIZED HEREIN AND AGREES TO THE ENFORCEMENT OF THE TERMS AND CONDITIONS AS SET FORTH HEREIN.

h. Except as set forth below in Section 18(i), upon expiration or termination of this Agreement, Solution Provider shall immediately return to FalconStor, at Solution Provider's expense, all copies of the Product not yet distributed, all demonstration copies of the Product, all Documentation and all Product brochures, marketing collateral and materials, together with a certified statement by a duly authorized officer of Solution Provider stating that all such Products and materials and any other confidential information of FalconStor have been returned to FalconStor.

i. In the event of any termination of this Agreement (other than termination by FalconStor under Sections 18(b) or (c) above), Solution Provider shall be entitled to: (i) retain one Demonstration Software license solely for purposes of providing support to End Users for the remainder of any then current support contracts; and (ii) to distribute, for a period not to exceed ninety (90) days, any Products already paid for and held in its inventory as of the termination date, subject to its continuing compliance with all terms of this Agreement.

j. Any expiration or termination of this Agreement shall not prejudice, limit or restrict any other rights or remedies either party may have arising prior to such expiration or termination. FalconStor shall be under no obligation to refund any amounts paid to FalconStor by Solution Provider for any undistributed copies of the Product held by Solution Provider upon any expiration or termination of this Agreement, including, without limitation any copies of the Product returned by Solution Provider to FalconStor pursuant to Section 18(h) above, except in the event that FalconStor terminates this Agreement without cause under Section 18(a).

k. In addition to this Section 18, Sections 4, 10, 13, 14, 15, 16, 17, and 19 shall survive termination of this Agreement.

19.      MISCELLANEOUS

a) The laws of the state of New York shall govern the construction and enforceability of this Agreement. The parties agree that any action arising under or relating to this Agreement or the Products shall lie within the exclusive jurisdiction of any State or Federal court located in the State of New York; provided that nothing in this Section will prevent FalconStor from seeking injunctive relief against Solution Provider or filing actions for payment of outstanding amounts in any court of the Territory. Solution Provider consents to the exercise of jurisdiction by any State or Federal court located in the State of New York and agrees that process may be served on Solution Provider in any such action by mailing it to Solution Provider at the address set forth above. If either party is compelled to seek judicial enforcement of its rights under this Agreement, the prevailing party in any such action shall be entitled to recover its costs incurred in such action, including reasonable attorneys'fees.

b) Each provision of this Agreement is severable from the entire Agreement, and in the event that any provision is declared invalid or unenforceable, that provision shall be amended if possible to be enforceable, but in any event, the remaining provisions hereof shall remain in effect.

c) All notices and demands of any kind or nature which any party to this Agreement may be required or may desire to serve upon any other in connection with this Agreement shall be in writing and may be served personally or by prepaid registered mail (return receipt requested) or by private mail service (e.g., Federal Express) if a confirmation of delivery is obtained, in either case to the addresses shown on page 1 of this Agreement. Any party hereto may from time to time, by notice in writing served upon the other parties as aforesaid, designate a different mailing address or a different person to which following such service all further notices or demands are thereafter to be addressed.

d) The parties hereto are independent contractors and have no power, and shall have no power, nor will either party represent that it has any power, to bind the other party or to assume or to create any obligation or responsibility, expressed or implied, on behalf of the other party or in the other party's name. This Agreement shall not be construed as constituting FalconStor and Solution Provider as partners or joint venturers or to create any other form of legal association which would impose liability upon one party for the act or failure to act of the other.

e) No waiver by either party of any default shall operate as a waiver of any other default or of a similar default on a future occasion. No waiver of any term or condition shall be effective unless in writing and signed by the party against whom enforcement of the waiver is sought. Neither party shall be responsible for any failure to perform any obligation hereunder (except a failure to pay) due to causes beyond its reasonable control.

f) This Agreement (including any attached Exhibits) is the complete and exclusive statement of the understanding between the parties and supersedes all prior agreements and representations between them relating to the subject matter of this Agreement. Amendments to this Agreement shall not be effective unless they are in writing and signed by authorized representatives of both parties.

g) Solution Provider may not assign this Agreement, or any rights and obligations hereunder, to any third party without the express written permission of FalconStor.

IN WITNESS WHEREOF, the undersigned authorized representatives of the parties have affixed their signatures as of the Effective Date.

SOLUTION PROVIDER                         FALCONSTOR SOFTWARE, INC.
NAME: Mti Technology Corporation

/s/ Mark Franzen                          /s/ Reijane Huai
---------------------------               ---------------------------
  (Authorized Signature)                    (Authorized Signature)

Chief Financial Officer                   President & CEO
---------------------------               ---------------------------
         (Title)                                  (Title)

May 7, 2003                               7/19/03
---------------------------               ---------------------------
         (Date)                                    (Date)

                                    EXHIBIT I

Discount from then current MSRP on software sales: 48%

Discount from then current MSRP on maintenance/support sales: 48%

Discount from then current MSRP on maintenance/support sales renewals: 48%

NOTE: Target amounts for discount on renewal are as follows:

Net Sales to FalconStor                             Discount
-----------------------                             --------
$605,001 or greater                                  48%
$500,001 to $605,000                                 45%
$225,001 to 500,000                                  37.5%
$0 to $225,000                                       30%

"Net Sales" means amounts actually received by FalconStor for software and maintenance and support, less allowances for bad debt and other claims.

Discount targets to be reviewed for adjustment based on actual sales for any renewal term of this Agreement.

                                   Exhibit II

                           [FALCONSTOR SOFTWARE LOGO]

                             CLIENT SUPPORT HANDBOOK

                                       FOR

                        SOLUTION PROVIDERS AND RESELLERS

1.0      SERVICE AND SUPPORT REQUIREMENT

The SP/Reseller will be responsible for working directly with the end users, and FalconStor Support will work directly with the SP/Reseller, as necessary. The SP/Reseller represents and warrants that it is experienced in, capable of, and staffed to provide Level 1 support (as defined below). FalconStor offers training programs to assist in attaining this level of expertise on FalconStor products.

FalconStor will provide Level 2 support (as defined below).

2.0      SUPPORT LEVEL DEFINITIONS

2.1      LEVEL 1 SUPPORT

Level 1 support is the first line, direct end user contact, most likely via a telephone call-handling group provided by the SP/Reseller.

Level 1 support includes:

     -    First contact, direct end user interaction

     -    Information collection and analysis

     - Identification of whether the problem is known and has a known solution

     -    Troubleshooting and problem reproduction

     -    Problem report administration and tracking

The parties agree that end users shall not have the right to contact FalconStor directly for questions related to the IPStor products.

2.2      LEVEL 2 SUPPORT

Level 2 support is provided by FalconStor's Premium Support Engineers (PSE). Level 2 is the first point of contact for technical issues between FalconStor and the SP/Reseller. Once a problem is escalated by the SP/Reseller to Level 2, FalconStor is responsible for resolution and will utilize commercially reasonable resources to resolve the problem. SP/Reseller shall limit the number of support personnel authorized to contact FalconStor to five (5) and ensure that these personnel have attended the IPStor Training Courses, 1.2 and 1.3, taught at the FalconStor training facility. SP/Reseller shall identify the five support personnel on Attachment 1 to this handbook and FalconStor shall not accept support calls from any other individuals. It shall be SP/Reseller's responsibility to update the attachment as necessary.

3.0      FALCONSTOR'S SOFTWARE SUPPORT LEVEL

FalconStor will provide engineering level support to the SP/Reseller engineering staff as needed to isolate problem cause, make bug fixes to FalconStor supplied code, and produce the object code required by the SP/Reseller to support and update IPStor's products.

3.1      METHODS OF REQUESTING SUPPORT

There are four levels of severity when contacting FalconStor for support. Depending upon the perceived level of severity, you may choose to contact us either by phone or through our website.

         3.1.1    PHONE

         FalconStor technical support will be available via telephone during normal working days between the hours of 9:00 AM and 6:00 PM, Eastern Time. For end users who have purchased "Gold," or "Individual Premium Incident" support, support between 6:00 PM and 9:00 AM, Eastern Time is available via answering service, 24 hours a day, 365 days per year. Calls placed via the answering service will receive a response from a FalconStor technical support representative within two hours. Typically you would contact FalconStor by phone for calls that are classified as priority 1 and 2 (see below).

         3.1.2    ONLINE

         Technical Support is also available through FalconStor's website at www.falconstor.com/supportrequest.htm. Requests opened online during business hours will be answered no later than the next business day. Requests opened online after business hours will be answered no later than the second business day. Requests opened online by end users who have purchased "Gold," or "Individual Premium Incident" support will be answered within 24 hours. Typically you would contact FalconStor via the online request form for calls that are classified as priority 3 and for Requests for Enhancement-RFE (see below).

3.2      FALCONSTOR/SP/RESELLER JOINT RESPONSIBILITY

FalconStor and the SP/Reseller will establish contacts to report problems, track status, exchange technical information, track build requirements, make bug fixes and coordinate the transfer of software files.

FalconStor Development Engineering. FalconStor will assign Development Engineers as required to resolve all SP/Reseller's SPRs and provide engineering level support to the SP/Reseller's engineering staff.

FalconStor Engineering. The SP/Reseller will designate specific members of their engineering staff who are authorized to have engineering level contact with the designated FalconStor Engineer. However, the SP/Reseller specified contacts are required to send problem reports and receive problem status via FalconStor Technical Support and will not contact the FalconStor Engineering staff directly.

3.3      PROBLEM ESCALATION

If the FalconStor technical support group determines that it is unable to resolve the problem with its own resources, it will escalate the problem to the appropriate personnel.

In those cases where FalconStor personnel are required to make direct telephone or field contact with a customer of the SP/Reseller to obtain problem information, the SP/Reseller will designate a customer representative to be present for the duration of the customer contact.

In those cases where the SP/Reseller requires on-site assistance to install, set up, resolve operational issues, or obtain necessary diagnostic information in order to solve a problem, FalconStor will provide the services of a field applications engineer or a product development engineer, as determined by FalconStor, for that purpose. If it is determined that the cause of the problem is not due to a defect in the FalconStor-supplied product, the SP/Reseller will reimburse FalconStor for time and materials at FalconStor's then-standard rate plus reasonable expenses for transportation, meals and lodging.

3.4      DEFINITIONS

BUG RESOLUTION: An analysis of the problem has been performed and determined to be a FalconStor problem, the area of the system causing the problem is identified, and it is possible to estimate the effort to fix the problem.

BUG FIX: The problem has been fixed, incorporated into an engineering build, and is ready for FalconStor's Quality Assurance Department to verify the fix.

3.5      BUG PRIORITY LEVELS AND RESPONSE TIME

If the FalconStor technical support group determines that the problem may be due to a defect in the FalconStor-supplied product, the problem will be escalated to FalconStor engineering via the normal FalconStor System Problem Report ("SPR") process.

--------------------------------------------------------------------------------------------------
 PRIORITY LEVEL          1                2                3                4                5
--------------------------------------------------------------------------------------------------
 Priority Level   A production     Customer has     Customer has     Customer has     Customer has
 Definition       system is        a serious issue  a serious issue  a minor issue    a Minor
                  down or          with a feature   with a feature   with a feature   question,
                  severely         necessary to     for which a      for which a      issue or
                  impacted         its work for     work-around      work-around      enhancement
                  as a result of   which it has     exists, a        exists, a usage  request.
                  a FalconStor     discovered no    minor issue      question or a
                  software         work-around      with a feature   high-priority
                  Product          and which        for which no     enhancement
                                   completely       work-around      request.
                                   prevents the     exists or a
                                   feature from     critical usage
                                   being used.      question.
--------------------------------------------------------------------------------------------------
Initial           2 business       2 business       4 business       4 business       6 business
Response          hours            hours            hours            hours            hours
from a TSR*
--------------------------------------------------------------------------------------------------
Case Status       As status        As status        As status        As status        As status
Updates           changes or       changes or       changes or       changes          changes
                  daily            daily            every 3 days
--------------------------------------------------------------------------------------------------
Defect/           Daily            As status        Within 24        Within 24        Within 24
Enhancement                        changes          hours of         hours            hours
Request                                             status change    of status        of status
Status                                                               change           change
Updates**
--------------------------------------------------------------------------------------------------

* Technical Support Representatives (TSRs) are our first line of technical support representatives who input the Customer's case into our systems and provide the Customer with a case number.

** The Customer may call Technical Support at any time to receive an update on Defect/Enhancement Requests.

                                  Attachment 1
                     SP/Reseller Technical Support Contacts

SP/Reseller 1st Technical Support Contact
         Company: MTI
         Name:           Chris Bourne
         Phone:          +44 (l) 483 520 200
         Email:          chris.bourne@uk.mti.com

SP/Reseller 2nd Technical Support Contact
         Company: MTI
         Name:           Alasdair Young
         Phone:          +44 (1) 483 520 200
         Email:          alasdair.young@uk.mti.com

SP/Reseller 3rd Technical Support Contact
         Company: MTI
         Name:           Carlos Sanddoval
         Phone:          (800) 999-9684
         Email:          csondoval@mti.com

SP/Reseller 4th Technical Support Contact
         Company: MTI
         Name:           Mathew Keane
         Phone:          (800) 999-9684
         Email:          mkeane@mti.com

SP/Reseller 5th Technical Support Contact
         Company: MTI
         Name:           Larry Herring
         Phone:          (800) 999-9684
         Email:          lherring@mti.com

FalconStor Software

FalconStor - Primary Support Contact
         Name:
         Phone:
         Email:

FalconStor Secondary Support Contact
         Name:
         Phone:
         Email:

                                   EXHIBIT III

                           [FALCONSTOR SOFTWARE LOGO]

                            CLIENT SUPPORT HANDBOOK

                                       FOR

                                   END USERS

For customers, partners, and distributors (the "Customer") who purchase Technical Support services for software products licensed from FalconStor (the "Products"), FalconStor provides support services, (as such term is defined in the Software License Agreement between the customer and FalconStor). Support services include answering questions with regard to the operation of the software and troubleshooting.

TECHNICAL SUPPORT

Customers may contact Technical Support in the following ways:
Americas:
- E-mail: support@falconstor.com

- Web: http://www.falconstor.com

       - Tech Support request form:

       http://www.falconstor.com/supportrequest.htm

- Fax: (631) 506-7633

- Phone: (631) 777-3332

9 a.m. - 6 p.m. EST, Monday through Friday on non-holidays. (Standard Support) 24 X 7, 365 days per year including Holidays. (Gold Support Contracts or Per Incident)

Europe, the Middle East, and Africa (EMEA)

- E-mail: infoEurope@falconstor.com

- Web: http://www.falconstor.com

       - Tech Support request form:

       http://www.falconstor.com/supportrequest.htm

- Fax: 33-1-3923-9557

- Phone: +33-1-3923- 9550

9 a.m. - 6 p.m. GMT, Monday through Friday on non-holidays

Asia Pacific:

- E-mail: infoAsia@falconstor.com

- Web: http://www.falconstor.com

       - Tech Support request form:

       http://www.falconstor.com/supportrequest.htm

- Fax: 886 (4) 2319-7269

- Phone: +886 (4) 2320 0828

9 a.m. - 6 p.m. GMT-12, Monday through Friday on non-holidays

Note: International remote office handles Standard Support for their territory. 7x24 support will be handled by US office. All Technical Support databases

(contact, knowledge) are centrally located at US headquarters and are accessible via the Internet. All offices follow the same policies and procedures.

LOGGING A CASE

To log a case, the Customer can contact FalconStor Technical Support via any of the methods mentioned above. Upon logging a Case, the Customer will receive a case identification number for future reference.

When logging a case, be prepared to provide the following information.

- Name

- Company

- Customer Site (if different from own company)

- Phone and fax numbers

- E-mail address

- FalconStor software product(s) being used, including version and build number(s)

- OS platform IPStor server is running on

       - Linux kernel or Solaris kernel patch

- Network environment

       - IP or FibreChannel

- Brief description of the case

- Priority of the case

- Error message(s)

- Copy of the X-ray(s)

- Steps taken to troubleshoot the case thus far

If the Customer is unable to reach FalconStor Technical Support by phone, the Customer can leave a voice mail message or contact Technical Support via e-mail. The Customer should include the following information in his/her message:

- Name

- Company

- Brief description of case

- Preferred contact method and contact information

FALCONSTOR ONLINE SUPPORT SITE

The Online Support Site is a centralized location to log cases, access product documentation, and search the Knowledge Base. The Online Support Site is located at http://www.falconstor.com/support.html

FALCONSTOR KNOWLEDGE BASE

The Knowledge Base is a repository of technical documentation aimed at providing 24-hours, seven-days-a-week online technical support. The Knowledge Base is located under the 'Knowledge Base' link at http://www.falconstor.com/knowledgebase.htm

The Knowledge Base is available to all FalconStor employees, distributors, partners and customers with licensed, active maintenance agreements. It is also available to all evaluating customers for the duration of the evaluation period. The Customer can log on to the Knowledge Base via http : //www.falcons tor. com/knowledgebase.htm after obtaining a FalconStor Internet account.

The Knowledge Base consists of:

- Troubleshooting documents

- White Papers

- Frequently Asked Questions (FAQs)

- Release Notes

- Readmes

FAQS

FAQs may also be accessed at http://falconstor.com/fag.htm.

WHITE PAPERS

White Papers may also be accessed at http://falconstor.com/whitepapers.htm.

CERTIFICATION MATRIX

FalconStor's IPStor Certification Matrix can be accessed at http://falconstor.com/certification_matrix_active.htm

THIRD PARTY SOFTWARE/HARDWARE

FalconStor Technical Support does not provide technical support for third-party software/hardware, but we will do our utmost to use our established skills to assist in the cases that the Customer may have. The Customer may, however, be requested to log the outstanding case with the relevant third party vendor. This will ultimately speed the resolution of the Customer's case.

PRODUCT UPDATES

Upon the release of a major Product version, FalconStor Technical Support will continue to support the most recent major release of the Product version (numbered to the left of the decimal point) for one year.

TECHNICAL SUPPORT LEVELS

FalconStor offers three levels of technical support.

STANDARD SUPPORT

Every Customer with a current maintenance agreement receives our standard support level, Silver Support. Silver Support provides:

- Live Support during standard business hours: The designated Support Liaisons have access to Technical Support engineers from 9 a.m. to 6 p.m. (EST) Monday through Friday (except holidays). All calls will receive a response from FalconStor within two business days.

- Online Support Site: The Support Liaison has access to the Online Support Site (Online Support System,

Knowledge Base and Download Site 24 hours per day, seven days per week (including holidays). Requests opened online will be answered no later than the second business day.

- Multiple Contact Methods: The designated Support Liaison can contact Technical Support via multiple methods including e-mail, fax, web and phone.

GOLD SUPPORT

Gold Support offers all the benefits of Silver Support plus:

- 24x7x365 Support: The designated Support Liaisons have emergency access to Technical Support Engineers 24 hours per day, seven days a week, including holidays.

- Support outside of 9:00 a.m. to 6:00 p.m., business days, is provided via answering service. Calls placed via the answering service will receive a response from FalconStor within 2 hours.

- Support requests opened on-line will be answered within 24 hours.

The following summarizes all services available with each technical support offering.

-----------------------------------------------------------------------
 SERVICES                                 STANDARD              GOLD
-----------------------------------------------------------------------
 24 x 7 Support                                                   -
-----------------------------------------------------------------------
 24 x 7 Knowledge Base Support                -                   -
-----------------------------------------------------------------------
 Number of Support Contacts               Unlimited           Unlimited
 (Knowledge Base)
-----------------------------------------------------------------------
 Multiple Contact Methods                     -                   -
-----------------------------------------------------------------------
 Access to GA Products                        -                   -
-----------------------------------------------------------------------
 Priority Involvement in                                          -
 Beta Programs
-----------------------------------------------------------------------
Number Technical Support Calls               50                   50
per. year
-----------------------------------------------------------------------

-----------------------------------------------------------------------
OPTIONS                                   STANDARD              GOLD
-----------------------------------------------------------------------
 Individual Incident                          x                   x
 Standard
-----------------------------------------------------------------------
 Individual 7x24 Incident Premium             x                   x
-----------------------------------------------------------------------

                                   EXHIBIT IV

[FALCONSTOR LOGO]

Bank Wiring Instructions

Chase Manhattan Bank
New York, New York
SWIFT # CHASUS33
ABA # 021000021
For credit to account# 445500343465
For the name of FalconStor, Inc.
Tel: 516-365-4701 (Chase Bank)

                                    EXHIBIT V

Marketing Contact                       Price List Contact

Lance Broell                            STEPHEN SCHWARZ
[Print Name]                            [Print Name]
Phone: _714-481-7846                    Phone: 714-481-7847
Email Address: broell@mti.com           Email Address: sschwarz@mti.com

                                   EXHIBIT VI

                                    TERRITORY

The Territory for this Agreement is worldwide

                                       1